EXHIBIT 23.2

[Rowles & Company, LLP letterhead]

The Board of Directors

AmericasBank Corp.

Towson, Maryland

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in the registration statement of AmericasBank Corp. on Form SB-2 and to the incorporation of our report dated March 5, 2003, on our audit of the consolidated financial statements of AmericasBank Corp. as of December 31, 2002 and 2001 and for the years then ended.

/s/ Rowles & Company, LLP

Rowles & Company, LLP

Towson, Maryland

January 13, 2004